Exhibit 10.17

SEPARATION AGREEMENT

This Separation Agreement (hereafter “Agreement”) is made and entered into by and between XCF Global Capital, Inc., a Nevada corporation (the “Company”) and Stephen Goodwin (hereafter “Employee”).

W I T N E S S E T H:

WHEREAS, Employee has been most recently employed as an at-will executive employee of the Company in the position of Co-Founder and Chief Business Development Officer of the Company and is relieved of all duties and responsibilities in the positions of Co-Founder and Chief Business Development Officer of the Company, effective on February 27, 2025 (the “Separation Date”); and

WHEREAS, Employee currently serves as the Chairman of the Board of Directors of the Company and hereby resigns the Chairman of the Board of Directors of the Company effective as of 5:00 p.m., Eastern time on the date immediately prior to the closing date of the transactions contemplated in the Business Combination Agreement (the “BCA”) dated March 11, 2024 between the Company, Focus Impact BH3 Acquisition Company, and the additional entities that are parties thereto (the “Chairman Resignation Date”); and

WHEREAS, Employee’s employment with the Company is terminated effective as of the Separation Date; and

WHEREAS, Employee’s service as the Chairman of the Board of Directors of the Company is terminated as of the Chairman Resignation Date; and

WHEREAS, Employee does not have pending against the Company or any officer, agent, director, supervisor, contractor, employee or representative of the Company any claim, charge, complaint, action or grievance in, with or before any federal, state or local court, board, administrative agency or arbitrator, including any California court or administrative agency; and

WHEREAS, the Company does not have pending against Employee any claim, charge, complaint, action or grievance in, with or before any federal, state or local court, board, administrative agency or arbitrator, including any California court or administrative agency.

NOW, THEREFORE, in consideration of the promises herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by both parties, it is hereby agreed by and between the parties as follows:

1.           This Agreement and compliance with this Agreement shall not be considered as an admission by the Company or Employee of any liability whatsoever, or as an admission by the Company or Employee of any violation of the rights of Employee or the Company, as applicable, or of any other person; or violation of any order, law, constitution, statute, ordinance, public policy, wage and hour law, wage payment law, tort law, common law or contract; or any other unlawful conduct, liability, wrongdoing, breach of duty or act of discrimination whatsoever against Employee or any other person. Company and Employee specifically disclaim any liability to or discrimination against Employee or any other person; any alleged violation of any rights of Employee or any person; or violation of any order, law, constitution, statute, ordinance, public policy, wage and hour law, wage payment law, tort law, common law or contract; or any other allegedly unlawful conduct, liability, wrongdoing, breach of duty or act of discrimination whatsoever on the part of Employee or the Company, its current and former officers, agents, directors, supervisors, contractors, employees, shareholders, affiliates or representatives, individually and in their official capacities.

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2.         The parties agree that Employee’s employment with the Company is terminated effective as of the Separation Date. After the Separation Date, Employee will not represent himself as being a current employee, officer, attorney, agent or representative of the Company (or any successor of the Company) for any purpose. In addition, after the Chairman Resignation Date, Employee will not represent himself as a current member of the Board of Directors of the Company (or any successor of the Company). Except as otherwise set forth in this Agreement, as of the Separation Date (with respect to Employee’s service as Co- Founder and Chief Business Development Officer) or the Chairman Resignation Date (with respect to Employee’s service as a director), as applicable, the Company and Employee acknowledge and agree that Employee is not entitled to any further compensation, monies, or other benefits from the Company, except that Employee shall maintain the rights and benefits he holds as a shareholder of the Company, coverage under any benefit plans or programs sponsored by the Company, coverage under the Company’s director and officer liability insurance policy, and indemnification as an officer and director of the Company as set forth in the bylaws of the Company.

3.         As consideration for Employee’s execution of and compliance with this Agreement and provided Employee does not revoke the Agreement as permitted herein, the Company agrees to tender to Employee: (i) a one-time check in the total gross amount of Thirty Thousand Dollars ($30,000.00) on the Separation Date, (ii) a check in the total gross amount of Twenty-Five Thousand Dollars ($25,000.00) on the first business day of each month following the Separation Date, beginning on April 1, 2025 and ending on March 2, 2026, for an aggregate total amount of Three Hundred Thousand Dollars ($300,000.00); provided, however, that if the Company reasonably concludes that the Company is not generating sufficient revenue to pay such amounts owed to Employee under this subsection 3(ii) on the dates referenced, the Company shall have the right to delay such payments, in part or in whole, until the Company reasonably determines that its cash resources are sufficient to make such payments without causing harm to the Company; provided further, that if the Company elects to delay such payments as stated above, in whole or in part, the balance of any amount which remains unpaid after the date such amount is scheduled to be paid to Employee as set forth in subsection 3(ii), shall accrue interest at the rate of 10% per annum (cash payments under these clauses shall be referred to as the “Cash Compensation”) and (ii) Three Hundred Thousand (300,000) shares of the Company’s common stock. The checks will be made payable to, and the shares of common stock will be issued in the name of, “Stephen Goodwin.” The shares of common stock will be delivered no sooner than fifteen (15) calendar days following expiration of the revocation period described in this Agreement, provided Employee has not revoked the Age Discrimination in Employment Act waiver in this Agreement and Employee has executed this Agreement and delivered an original of the fully executed Agreement to the Company or its counsel and, provided further that in no event shall the Company deliver the shares of common stock earlier than the business day immediately following the closing of the transactions contemplated in the BCA. If the contractual lock-up provisions included in the existing Support Agreement that currently restrict the sale of shares held by Employee are not otherwise waived by the Company and Focus Impact BH3 Acquisition Company, the parties will amend the existing Support Agreement to remove such contractual lock-up provisions.

4.        Employee understands, acknowledges and agrees that these benefits exceed what Employee is otherwise entitled to receive on separation from employment and that these benefits are being given as full consideration in exchange for executing this Agreement, including the general release and restrictive covenants contained in it.

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5.          Employee specifically represents, warrants and confirms that he has been properly paid for all hours worked for the Company; he has received all wages due and owing to him including, without limitation, all earned, accrued, and unused vacation pay; he has been properly provided all employment-related benefits and has been paid all other compensation as required by law and consistent with the employment policies, practices, and agreements of the Company; during his employment, he has taken all meal and rest periods as required by law; and he has not engaged in and are not aware of any unlawful conduct relating to the business of the Company.

6.         Employee further agrees that, in consideration for the Company’s payment to Employee set forth herein, Employee shall not act as the representative in any class or representative action against the Company.

7.          Should any prospective employer inquire as to Employee’s employment history with the Company, the Company shall provide a neutral reference to such prospective employers that shall only state the title of the last position held by Employee and Employee’s dates of employment. However, the Company will respond truthfully, completely, and timely to any inquiries by a governmental agency administering unemployment benefits concerning the termination of Employee’s employment consistent with its obligation to do so.

8.         Employee and the Company specifically represent, warrant and confirm that neither party has filed or caused to be filed any charge, complaint, grievance, claim or action against the other party with any administrative, state, federal or local agency, board, arbitrator or court for any reason and, to the fullest extent permitted by law, will not do so at any time hereafter. Employee and the Company further represent that if any such agency, board, arbitrator or court assumes jurisdiction of any such charge, complaint, grievance, claim or action against either party, the other party will, to the fullest extent permitted by law, direct that agency, board, arbitrator or court to withdraw from or dismiss with prejudice the matter and will not cooperate or participate in the investigation or prosecution of any such charge, complaint, grievance, claim or action. Employee and the Company agree that, going forward, they will not in any manner encourage or willingly assist any person, including any past, present or prospective employees, applicants for employment with the Company, or the Company’s current and former officers, agents, directors, supervisors, contractors, shareholders, affiliates or representatives, individually and in their official capacities, in filing or pursuing any lawsuit, claim or action against the other party, in any state or federal court or before any state, federal or governmental agency, except as they may be required by statutorily authorized process to give testimony or to provide documents at a legal proceeding or to cooperate in any agency or legal proceeding. Employee and the Company represent that, going forward, they will not have contact with any past, present or prospective Company employees, applicants for employment, or the Company’s current and former officers, agents, directors, supervisors, contractors, shareholders, affiliates or representatives, individually and in their official capacities, regarding filing or pursuing any lawsuit, claim or action against the other party.

9.         Employee understands and acknowledges that various federal and state laws provide the right to an employee to bring charges, claims, or complaints against an employer if the employee believes he has been discriminated against on a number of protected bases. Employee with full understanding of the rights afforded him under these acts, statutes and laws, agrees that he will not file or cause to be filed against the Company any charges, complaints, or actions based on any alleged violation of these acts, statutes and laws, or any successor or replacement acts, statutes, or laws. Employee hereby waives any right to assert a claim for any relief available under these acts, statutes and laws he may otherwise recover based upon any alleged violation(s) of these acts, statutes, and laws, or any successor or replacement acts, statutes, or laws. Nothing in this Agreement shall be construed to prohibit Employee from filing a claim with the Equal Employment Opportunity Commission (the “Commission”), including a claim related to the validity of this Agreement, or participating in any investigation or proceeding conducted by the Commission.

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10.        Employee specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, provides him the right to bring a claim against the Company if he believes he has been discriminated against on the basis of age. Employee understands the rights afforded under the ADEA and agrees that he will not file any claim or action against the Company or any of its officers, agents, directors, supervisors, contractors, employees or representatives based on any alleged violation(s) of the ADEA prior to the Separation Date. Employee hereby irrevocably and unconditionally fully and forever waives any right to assert a claim for relief available under the ADEA, whether known or unknown, including but not limited to back pay, attorneys’ fees, damages, reinstatement or injunctive relief for any act or omission by the Company occurring prior to the Separation Date.

11.        Employee acknowledges and agrees that he has been provided at least twenty-one (21) calendar days to review this Agreement prior to its execution, although Employee may execute the agreement before the time period has expired so long as Employee’s decision to accept such shortening of time is knowing and voluntary and not induced by the Company. Employee understands and acknowledges that he may, within seven (7) calendar days after execution of this Agreement, revoke the Agreement in its entirety by written notice to the Company, and this Agreement shall not be effective or enforceable until seven (7) calendar days after its execution.

12.      In consideration of the covenants, payments and other benefits set forth herein, Employee and Employee’s heirs, executors, representatives, administrators, agents and assigns (the “Releasors”) unconditionally, irrevocably and absolutely, fully and forever waive, release and discharge the Company and all of its current and future parents, subsidiaries, corporate affiliates, and its and their current and former directors, officers, managers, agents, employees and shareholders, individually and in their official capacities and each of their predecessors, successors and assigns (hereinafter referred to collectively as the “Company Released Parties”) from any and all known and unknown losses, liabilities, charges, complaints, grievances, claims, demands, causes of action or suits of any type (including attorneys’ fees, interest, expenses and costs actually incurred), whether in law or in equity, related directly or indirectly, arising out of or in any way connected with any transaction, affairs, or occurrences between them (collectively, the “Company Released Claims”), by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the Separation Date, including Employee’s employment with the Company, his application for employment with the Company and any associated background check process, any rights or benefits that would otherwise apply under the any other agreement, arrangement or understanding between Employee and the Company and/or his resignation from Employee’s employment, from the beginning of time up to and including the Separation Date; provided, however, that Company Released Claims shall not include (i) any claim that cannot be released by law or (ii) any act or failure to act constituting fraud.

In consideration of the covenants and other benefits set forth herein, including the releases provided by Employee, the Company unconditionally, irrevocably and absolutely waives, releases and discharges Employee and all of his successors and assigns (hereinafter referred to collectively as the “Employee Released Parties”) from any and all known and unknown losses, liabilities, charges, complaints, grievances, claims, demands, causes of action or suits of any type (including attorneys’ fees, interest, expenses and costs actually incurred), whether in law or in equity, related directly or indirectly, arising out of or in any way connected with any transaction, affairs, or occurrences between them (collectively, the “Employee Released Claims”), by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the Separation Date; provided, however, that Employee Released Claims shall not include (i) any claim that cannot be released by law or (ii) any act or failure to act constituting fraud.

4.

The Company Released Claims specifically include (i) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the California Fair Employment and Housing Act, the California Labor Code, the California Constitution, the California Family Rights Act and the California Consumer Privacy Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; (ii) any and all claims arising under tort, contract, and quasi- contract law, including but not limited to claims of breach of an express or implied contract, wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm; (iii) any and all claims for compensation of any type whatsoever, including but not limited to claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released; and (iv) any and all claims for monetary or equitable relief, punitive damages, liquidated damages, and penalties.

13.        Employee agrees that Employee will not, directly or indirectly, disparage or make negative remarks regarding the Company Released Parties or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including any statement posted on social media or otherwise on the Internet, whether or not made anonymously or with attribution. Nothing in this section shall prohibit Employee from providing truthful information in response to a subpoena or other legal process. Further, nothing in this section or otherwise in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.

14.        Upon separation from employment or earlier request from the Company, and in no event later than three business days following the Separation Date, Employee shall return to the Company any and all Company property, including keys, access cards, identification cards, credit cards, business cards, laptop, smartphone, other electronic equipment, reports, files, manuals, Work Product (as defined herein), emails, recordings, thumb drives or other removable information storage devices, and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information (as defined herein) or Work Product, that are in the possession or control of Employee, relating to Employee’s employment by the Company. In addition, immediately following the execution and delivery of this Agreement by the parties, Employee agrees to cooperate with the Company in the transfer of all accounts and authorizations maintained by or for the benefit of the Company (including bank accounts and debit and credit cards) to the Company or persons designated by the Company. Company agrees to provide Employee with a replacement laptop of at least equivalent to his Company-provided laptop at the time Employee returns such Company-provided laptop to the Company.

15.      The parties agree that certain matters in which Employee has been involved during the Employee’s employment may result in the need for Employee’s cooperation with the Company in the future. Accordingly, for a period of one (1) year following the Separation Date, to the extent requested by the Company, Employee shall cooperate with the Company regarding matters arising out of or related to the Employee’s service to the Company, provided that the Company shall make reasonable efforts to minimize disruption of the Employee’s other activities. In addition, to the extent applicable, Employee shall cooperate with the Company and its affiliates in any internal investigation or administrative, regulatory or judicial proceeding that relates to events occurring during Employee’s employment hereunder and as reasonably requested by the Company (including being available upon reasonable notice from the Company for interviews and factual investigations and appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, all at times and on schedules that are reasonably consistent with Employee’s other activities and commitments). In the event the Company requires Employee’s cooperation in accordance with this Section 15, the Company (or its applicable affiliate) will compensate Employee at an hourly rate of $150.00 per hour and will reimburse Employee for reasonable expenses incurred by Employee in connection therewith. Employee agrees to accurately track all such hours and reasonable expenses.

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16.      Employee recognizes and acknowledges that the continued success of the Company depends upon the use and protection of Confidential Information, which constitutes valuable, special, and unique property of the Company. Employee shall not at any time, directly or indirectly, use or disclose the Confidential Information for any other purpose or to any third party. The restrictions set forth herein are in addition to and not in lieu of any obligations Employee may have by law with respect to the Confidential Information. Employee further confirms that Employee will deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such Confidential Information and that Employee will not take any such documents or data or any reproduction thereof. Employee understands and acknowledges that Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue after Employee’s employment by the Company until the Confidential Information has become public knowledge other than as a result of Employee’s breach of this Agreement or a breach by those acting in concert with Employee or on Employee’s behalf.

For purposes of this Agreement, “Confidential Information” means the Company’s trade secrets as defined under applicable law, as well as any other information or material which is not generally known to the public, and which: (i) is generated, collected by or utilized in the operations of the Company’s business and relates to the actual or anticipated business of the Company; or (ii) results from any task that had been assigned to Employee by the Company, or work performed by Employee for or on behalf of the Company. Confidential Information shall not be considered generally known to the public if Employee or others improperly reveal such information to the public without the Company’s express written consent and/or in violation of an obligation of confidentiality owed to the Company. Confidential Information includes, without limitation, the information, observations and data obtained by Employee while employed by the Company concerning the business or affairs of the Company, including without limitation: information concerning investment or acquisition opportunities in or reasonably related to the Company; the identities of and other information (such as databases) relating to the current, former or prospective employees, customers, or investors of the Company; development, transition and transformation plans; methodologies and methods of doing business; strategic, marketing and expansion plans; financial and business plans, financial data; pricing information; employee, customer, or vendor lists and telephone numbers; investment terms; and requirements and costs of providing service. Confidential Information also includes information that the Company receives from third parties subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. Except as required by applicable federal, state, or local law or regulation, Confidential Information shall not include information that (i) at the time of disclosure is, or thereafter becomes, generally available to and known by the public other than as a result of, directly or indirectly, any act or omission or violation of this Agreement by the Employee, (ii) at the time of disclosure is, or thereafter becomes, available to Employee on a non- confidential basis from a third-party source, provided that such third party, to Employee’s knowledge, is not and was not prohibited from disclosing such Confidential Information to Employee by a contractual obligation to the Company, (iii) was known by or in the possession of Employee before being disclosed by or on behalf of the Company, or (iv) was or is independently developed by Employee without reference to or use of, in whole or in part, any of the Company’s Confidential Information.

If Employee is required to disclose Confidential Information pursuant to applicable federal, state, or local law, regulation, or a valid order issued by a court or governmental agency of competent jurisdiction (each, a "Legal Order") Employee shall first provide the Company with prompt written notice of such Legal Order so that the Company may seek, at its sole cost and expense, a protective order or other remedy.

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If, after providing such notice as required herein, Employee remains subject to a Legal Order to disclose any Confidential Information, Employee shall disclose no more than that portion of the Confidential Information which such Legal Order specifically requires Employee to disclose and, on the Company's request and at the Company's sole cost and expense, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

Employee further acknowledges and agrees that all inventions, technology, programming, processes, innovations, ideas, improvements, developments, methods, designs, analyses, trademarks, service marks, and other indicia of origin, writings, audiovisual works, concepts, drawings, reports and all similar, related, or derivative information or works (whether or not patentable or subject to copyright), including but not limited to all resulting patent applications, issued patents, copyrights, copyright applications and registrations, and trademark applications and registrations in and to any of the foregoing, along with the right to practice, employ, exploit, use, develop, reproduce, copy, distribute copies, publish, license, or create works derivative of any of the foregoing, and the right to choose not to do or permit any of the aforementioned actions, which relate to the Company’s actual or anticipated business or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company (collectively, the “Work Product”) belong to the Company, and not Employee. Employee further acknowledges and agrees that to the extent relevant, this Agreement constitutes a “work for hire agreement” under the United States Copyright Act of 1976, as amended (“Copyright Act”), and that any copyrightable work (“Creation”) constitutes a “work made for hire” under the Copyright Act such that the Company is the copyright owner of the Creation. To the extent that any portion of the Creation is held not to be a “work made for hire” under the Copyright Act, Employee hereby irrevocably assigns to the Company all right, title and interest in such Creation. All other rights to any new Work Product and all rights to any existing Work Product are also hereby irrevocably conveyed, assigned, and transferred to the Company pursuant to this Agreement. Employee will promptly disclose and deliver such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the term of this Agreement to establish, confirm and protect such ownership (including, without limitation, the execution of assignments, copyright registrations, consents, licenses, powers of attorney and other instruments).

In the event of a breach or threatened breach by Employee of any provision of this Section 16, Employee hereby consents and agrees that money damages would not afford an adequate remedy and that the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief

17.        The Company hereby represents and acknowledges that it has purchased and shall maintain tail coverage under its directors and officers liability insurance policy which has a claim period of six (6) years from its effective date of coverage and which provides a level of liability coverage to Employee comparable to the coverage the Company provides generally to its directors and officers under the Company’s directors and officers liability insurance policy.

18.       Employee acknowledges and agrees that the Company has not made any representations to Employee regarding the tax consequences of any payments received pursuant to this Agreement. The parties agree that in the event any taxing authority determines that any settlement monies tendered as part of this Agreement are taxable (a) Employee shall be solely responsible for the payment of all such taxes and penalties assessed against Employee and (b) the Company has no duty to defend Employee against any such tax claim, penalty or assessment. Employee further agrees to indemnify the Company (including any successor of the Company) in the event any taxing authority seeks payment from the Company (or any successor of the Company) of any taxes, interest, penalties or assessments owed by Employee, and for any penalties owed by the Company (or any successor of the Company), and to hold the Company (and any successor of the Company) harmless to the fullest extent allowed by law.

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19.         This Agreement is intended to be effective as a general release of and bar to all claims by the Company, Employee and the other Releasors as stated herein. Accordingly, the Company, Employee, and the Releasors specifically waive all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Company and Employee acknowledge that either the Company or the Employee may later discover claims or facts in addition to or different from those which the Company or Employee now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Company, Employee and the other Releasors waive any and all claims that might arise as a result of such different or additional claims or facts.

20.        The parties hereby represent and acknowledge that in executing this Agreement, they do not rely and have not relied upon any representation or statement made by the other party or the other party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

21.         Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision shall be deemed not to be a part of this Agreement.

22.         The parties specifically represent and agree that they have each been advised to and have had the opportunity to discuss all aspects of this Agreement with a representative or attorney of their choice; they have read this Agreement in its entirety and understand the meaning of this Agreement and its terms; are knowingly, freely, and voluntarily entering into this Agreement, including, without limitation, the waiver, release, and covenants contained in it; are signing this Agreement, including the waiver and release, in exchange for good and valuable consideration that is in addition to anything of value to which they are otherwise entitled; and they understand that the waiver and release in this Agreement are being requested in connection with Employee’s termination of employment from the Company.

23.       Employee and the Company agree to indemnify and hold each other harmless from and against any and all loss, costs, damages or expenses, including without limitation attorney fees, costs and expenses incurred by the other arising out of any breach of this Agreement or any part thereof by the other.

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24.        This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort or statute, for all purposes shall be governed by and construed in accordance with the laws of California (including its statutes of limitations), without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of California, county of Sacramento. The parties irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. Notwithstanding the foregoing, and except as otherwise provided in Section 16 herein, any dispute, controversy, or claim arising out of or relating to this Agreement or any breach of this Agreement, whether the claim arises in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by the American Arbitration Association at a location in the county of Sacramento, state of California and shall be conducted consistent with the employment arbitration rules, regulations, and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties, and judgment may be entered thereon in any court of competent jurisdiction. By entering into this Agreement, the parties are waiving all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or representative claims against each other in court, arbitration, or any other proceeding. The arbitrator shall have no jurisdiction or authority to compel any class or collective claim, or to consolidate different arbitration proceedings with or join any other party to an arbitration between the parties. The arbitrator, and not any court, shall have exclusive authority to resolve any dispute relating to the enforceability or formation of this Agreement and the arbitrability of dispute between the parties, except for any dispute relating to the enforceability or scope of the class and collective action waiver, which shall be determined by a court of competent jurisdiction. THE PARTIES FULLY UNDERSTAND AND AGREE THAT THEY ARE GIVING UP CERTAIN RIGHTS OTHERWISE AFFORDED TO THEM BY CIVIL COURT ACTIONS, INCLUDING BUT NOT LIMITED TO THE RIGHT TO A JURY OR COURT TRIAL AND THE RIGHT TO BRING ANY CLAIM AS A CLASS OR COLLECTIVE ACTION. Costs of arbitration shall be split evenly between the parties, provided that the arbitrator shall have the ability to award attorneys’ fees and previously paid arbitration expenses to the prevailing party.

25.        No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by Employee and the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege

26.        The undersigned parties to this Agreement hereby agree that this Agreement reflects the entire agreement of the parties relative to the subject matter hereof and supersedes all prior or contemporaneous oral or written understandings, statements, representations and promises, including any prior employment offer letter, employment agreement or consulting agreement between Employee and the Company. The terms of this Agreement are contractual and are not merely recitals.

27.        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Company may freely assign this Agreement at any time. Employee may not assign this Agreement in whole or in part. Any purported assignment by Employee shall be null and void from the initial date of the purported assignment. This Agreement may be signed in counterparts. Employee represents and warrants that he has not assigned or transferred to any other person or entity any rights, claims or causes of action constituting a Company Released Claim, and no other person or entity has any interest in any such claim.

28.        THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THEIR CHOICE BEFORE SIGNING THIS AGREEMENT. THE PARTIES FURTHER ACKNOWLEDGE THAT THEIR SIGNATURES BELOW ARE AN AGREEMENT TO RELEASE THE OTHER PARTY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

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	03/01/2025	/s/ Stephen Goodwin
Dated:		Stephen Goodwin

	03/01/2025	By:	/s/ Mihir Dange
Dated:			XCF Global Capital, Inc.
Name: Mihir Dange
Title: Chief Executive Officer

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